UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 7, 2020

(Date of earliest event reported)

YUMA  ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37932 (Commission File Number)	94-0787340 (IRS Employer Identification No.)

1177 West Loop South, Suite 1825

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

(713) 968-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	YUMA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02   Termination of a Material Definitive Agreement

On April 7, 2020, Yuma Energy, Inc. (the “Company” or “Yuma”) issued a press release announcing that the Company had been notified by its lender, YE Investment LLC, (“YE” or the “Lender”), an affiliate of Red Mountain Capital LLC.(“Red Mountain”), that all outstanding payments under its existing Credit Agreement are currently due and that its Restructuring Agreement with Red Mountain has been terminated.

As disclosed in September 2019, YE Investment, LLC, an affiliate of Red Mountain, purchased all of the Company's outstanding senior secured bank indebtedness and related liabilities under the Company's senior credit facility (the "Credit Facility”).  The Credit Facility was then modified to reduce the outstanding principal balance from approximately $32.8 million, plus accrued and unpaid interest and expenses, to approximately $1.4 million (the "Modified Note").  Yuma also entered into a Restructuring and Exchange Agreement (the “Restructuring Agreement”) with Red Mountain and affiliates, which was to result in the i) exchange of the Modified Note for a new convertible note that would be convertible into Yuma common stock, and ii) conversion of the Company’s Series D Preferred Stock into Yuma Common stock. Finally, in December 2019, the parties entered into an amendment to the Restructuring Agreement and Credit Facility under which Red Mountain provided an additional two-year senior secured delayed-draw term loan for up to $2 million, maturing on September 30, 2022, from which the Company has drawn $850,000 to date.  The transactions contemplated by the Restructuring Agreement were subject to stockholder approval pursuant to NYSE American rules and requirements, and the Restructuring Agreement included a termination right in the event such stockholder approval was not received by December 31, 2019.

A copy of the press release is included herewith as Exhibit 99.1, and the information in the press release is incorporated by reference into this Item 1.02.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated April 7, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by  the undersigned hereunto duly authorized.

YUMA ENERGY, INC.

Date:	April 7, 2020	By:	/s/ Anthony C. Schnur
Anthony C. Schnur
Interim Chief Executive Officer, Interim Chief Financial Officer and Chief Restructuring Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 7, 2020